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                                                                   EXHIBIT 10.20
                                                                   -------------

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 10th day of July, 1998 ("Effective Date"), by and between Gary Schonfeld ("Employee") and Jones International Networks, Ltd., a Colorado corporation ("Company").

          Whereas, Employee has many years of experience in the advertising representation business; and

          Whereas, that Agreement dated as of June 2, 1998 between the Employee, the Company and other parties (the "Exchange Agreement"), provides that an employment agreement between Employee and the Company is a condition of closing of the Exchange Agreement; and

          Whereas, the Company desires to employ Employee as an executive, as further set forth below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and Employee desires to accept such employment on such terms and conditions.

          Now, therefore, in consideration of the mutual agreements hereinafter set forth, Employee and the Company do hereby agree as follows:

          1.   Employment.  The Company does hereby employ Employee and Employee
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does hereby accept and agree to such employment on the terms and conditions hereinafter set forth. During the Term (as defined in Section 2 hereof), the Employee shall serve as Chief Executive Officer of MediaAmerica, Inc., a subsidiary of the Company, with the duties, responsibilities and authority customarily associated with such position. Employee shall report directly to Mr. Greg Liptak and shall generally carry out the duties of a Chief Executive Officer consistent with the Bylaws of the Company. Employee shall perform such other
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duties and shall have such other responsibilities and authority, consistent with his position, as may be agreed upon. The Employee shall devote his full business time and best efforts to the performance of his duties hereunder consistent with the current level of activity with his former employer, MediaAmerica, Inc., a New York corporation ("MAI"); provided, however, that Employee shall, to the extent such activities do not interfere with the performance by Employee of his duties hereunder, be permitted to manage his personal, financial and legal affairs. Employee shall exercise due diligence and care in the performance of his duties to the Company under this Agreement.

          2.   Term of Agreement.  Subject to the provisions of Section 6 of
               -----------------
this Agreement, Employee shall be employed by the Company for a period (the "Term") commencing on the Effective Date and ending, subject to earlier termination as provided under Section 5 hereof, on the third anniversary of the Effective Date; provided, however, that on the third anniversary of the
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Effective Date and on each anniversary of the Effective Date thereafter, the
Term shall automatically be extended for an additional year unless not less than ninety (90) days prior thereto either party has given written notice to the other that such party does not wish to extend the Term. As used herein, a year in the term of this Agreement shall be measured from the applicable anniversary of the Effective Date.

          3.   Salary.  The Company shall pay Employee, during each year in the
               ------
Term of this Agreement, a salary (the "Base Salary") of $300,000, payable in equal semi-monthly installments, which may be increased (but not decreased), consistent with its compensation policy for personnel at the level of Employee.

          4.   Benefit Programs.  Employee shall be entitled to participate in
               ----------------
any benefit programs adopted from time to time by the Company for the

                                      -2-
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benefit of its key employees or its employees generally, and Employee shall be entitled to receive such other fringe benefits and office and administrative services as are normally provided by the Company for the benefit of its key employees or to its employees generally. In addition, the Company shall pay for
(i) a leased automobile for Employee (which automobile and lease terms and conditions shall be equivalent to that provided to Employee by MAI, immediately prior to the Closing Date (as defined in the Exchange Agreement) and all reasonable business-related expenses related thereto, including, without limitation, mileage expenses and the same business parking space as that maintained for Employee by MAI immediately prior to the Closing Date; and (ii) telecommunications and computing capabilities for Employee equal to that provided to Employee by MAI immediately prior to the Closing Date, including, without limitation, a cellular telephone, a pager, a home facsimile machine and dedicated telephone line and a lap-top computer.

          (a) Participation in Plans.  Employee shall be entitled to participate
              ----------------------
in any employee benefit plans relating to pension, thrift, profit sharing, 401(k), life insurance, medical and dental coverage, disability, or other retirement or employee benefits made generally available to other employees of similar status within the Company or to its employees generally, subject to any restrictions (including waiting periods) specified in such plans; provided,
                                                                  --------
however, that Employee shall receive benefits under such plans at a level
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commensurate with his position in the Company.

          (b) Vacation.  Employee shall be entitled to four (4) weeks of paid
              --------
vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

          (c) Stock Options and Bonuses.  Beginning the first day following the
              -------------------------
Earnout Period (as defined in the Exchange Agreement), the

                                      -3-
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Employee shall be eligible to receive an option or options to purchase such number of shares of Class A Common Stock $.01 par value of the Company ("Common Stock"), and Employee shall be eligible for bonuses on a basis which shall be consistent with that of other senior level executives of at least the level in the Company as the Employee. Any such grants shall be made only if the Company is then a public company. If no options have been granted to Employee by the first day following the Earnout Period, then commencing on such date, Employee shall be eligible for a bonus in lieu of such options.

          (d) Business Expenses.  The Company shall reimburse Employee for any
              -----------------
and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by Employee on behalf of the Company, including air travel accommodations which shall be one class above coach on the applicable air carrier.

          (e) New York City Office.  During the Term, the Company shall provide
              --------------------
as Employee's principal place of business the leased premises of the Company's "MediaAmerica" operations in New York City, where Employee shall be entitled to an executive office. It is the Company's intention (but not obligation) to have such operations conducted at the same offices out of which MAI operated immediately prior to the Closing Date and to have Employee occupy the same executive office as that maintained for Employee immediately prior to such Closing Date. In the event the Company moves its "MediaAmerica" operations outside of mid-town Manhattan, the Company and Employee shall mutually agree on the location of the new offices.

          5.  Termination of Employment.  Employee's employment by the Company
              -------------------------
and the Term shall terminate as follows:

              (a) Death.  Upon the death of the Employee.
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                                      -4-
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          (b) Disability.  If, as a result of Employee's incapacity due to
              ----------
physical or mental illness, Employee shall have been absent from the performance of his duties with the Company for five (5) consecutive months or an aggregate of eight (8) months in any consecutive twenty-four (24) month period, and within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the performance of his duties, Employee's employment under this Agreement may be terminated either by the Company or by Employee for "Disability." Any question as to the existence of a Disability shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If they cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination. The determination of Disability made by any such physician shall be final and conclusive for all purposes of this Agreement.

          (c) Termination by the Company for Cause. the Company may terminate
              ------------------------------------
Employee's employment under this Agreement for "Cause." For purposes of this Agreement, "Cause" shall mean (i) Employee's conviction or plea of guilty for any acts or activity which is a felony under the law where the conviction occurred or where the plea was made. or (ii) Employee's failure to comply with the terms of this Agreement or Employee's continued failure to perform his duties hereunder (other than as a result of a Disability) which continues for a period of not less than thirty (30) days following Employee's receipt of a demand for substantial performance by the Company in writing that specifically identifies the manner in which the Company believes Employee has not complied with the terms of this Agreement or has not performed his duties hereunder or
(iii) a material misrepresentation knowingly made by Employee or MediaAmerica, Inc. under the Exchange

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Agreement or a knowing material breach of a covenant or agreement by Employee or
MediaAmerica, Inc. of the Exchange Agreement.

          (d) Termination by Employee for Good Reason.  Employee may terminate
              ---------------------------------------
his employment under this Agreement for "Good Reason." For purposes of this Agreement, "Good Reason," shall mean, without Employee's express prior written consent, the occurrence of any one or more of the following circumstances, unless such circumstances are corrected within thirty (30) days following the Company's receipt from Employee of a written notice stating that he intends to terminate his employment for one or more of the reasons set forth in this
Section 5(d) and specifying the particulars in detail (other than a termination as a result of an event described in clause (v) of this Section 5(d)); (i) the assignment to Employee of duties materially inconsistent with Employee's authorities, duties, responsibilities and status (including offices, titles, and reporting requirements) as contemplated in Section 2 hereof, or a material diminution in the nature or status of Employee's authorities, duties or responsibilities from those in effect on the Effective Date; (ii) a reduction in the Base Salary below the applicable levels set forth in Section 3 hereof; (iii) a relocation of Employee's principal place of business to a location outside mid-town Manhattan without the Employee's consent; (iv) the failure of the Company to maintain and to continue Employee's participation in the Company's benefit plans in accordance with the provisions of Section 4 hereof; (v) a Change in Control (as defined in Exhibit A attached hereto), and (vi) a material misrepresentation knowingly made by the Company under the Exchange Agreement or a knowing material breach of a covenant or agreement by the Company in the Exchange Agreement.

          (e) Other Termination.  Employee's employment by the Company may be
              -----------------
terminated by the Company other than for Cause at any time

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after the Earnout Period (as defined in the Exchange Agreement) or by Employee other than for Good Reason at any time, in either case on not less than thirty
(30) days prior written notice to the other party.

          (f) If Employee's employment shall be terminated during the Term (i) by death, (ii) by Disability, (iii) by the Company other than for Cause or (iv) by the Employee for Good Reason, Employee shall be entitled to the following benefits:

          (i)  Payment of Salary.  From the date of termination of Employee's
               -----------------
employment ("Termination Date"), the Company shall continue to pay the salary of Employee for a period of six (6) months in the case of death or Disability and for a period of twelve (12) months in the case of termination by the Company other than for Cause, or by the Employee for Good Reason (such six or twelve month period being referred to herein as the "Applicable Period"), but no payment shall be made for any portion of the Applicable Period which is (a) after three (3) years from the Effective Date (except in the case of death or Disability), or (b) if the Term is automatically extended under Section 2, after the remaining period of the Term; provided, however, that Employee may elect within 10 days after termination to receive payments under this Section 5(f)(i) for the entire Applicable Period, in which event the two-year term of the post-termination Covenant Not to Compete shall commence at the completion of the Applicable Period, and for purposes of Section 8 only, the word "Term" as used therein, shall be deemed to include the entire Applicable Period.

          (ii) Continuation of Fringe Benefits.  The Company shall continue to
               -------------------------------
provide Employee and/or his eligible dependents and beneficiaries with all Fringe Benefits set forth in Section 4(a) throughout the period during which payments are made pursuant to Section 5(f)(i).

          (iii) Equity Awards and Other Benefits.  During the period that
                --------------------------------
payments are being made pursuant to Section 5(f)(i), Employee shall continue to vest in options to purchase shares of Class A Common Stock previously granted to Employee and, to the extent applicable and allowable under the terms of any plans, programs or arrangements, all other rights under such other benefit plans, programs or arrangements in which Employee shall be a participant as of the date of termination.

     6.   Effect of Termination.
          ---------------------

          (a) In the event that Employee's employment by the Company shall be terminated for any reason: (A) the Company shall pay to Employee any Base Salary accrued hereunder on or prior to the date of termination but not theretofore paid to Employee; and (B) Employee shall be entitled, in accordance with the terms and conditions of the applicable plan, program or arrangement, to all benefits (including, without limitation, any benefits vested under any options to purchase shares of Common Stock or other equity awards granted to Employee or any bonus awards to Employee in lieu thereof) accrued under any benefit plan, program or arrangement in which Employee shall have previously been a participant or in which Employee shall be a participant as of the date of termination (the "Accrued Benefits").

     7.  Confidentiality.  Employee acknowledges that he may receive
         ---------------
confidential information regarding the Company. Employee agrees that during the Term and for a period of three (3) years following the termination of Employee's employment hereunder, he shall keep such information confidential, unless (i) such information is generally available to the public, (ii) such information was available to Employee from other sources or (iii) such information is required to be disclosed pursuant to law, regulation, court order, subpoena or other similar requirements.

     8.  Covenant Not To Compete.
         -----------------------

         (a) Employee covenants and agrees with Company that for the Term and for a period of two (2) years thereafter (the "Covenant Period"), Employee shall not, directly or indirectly, own more than a five percent (5%) interest in, control, manage, operate, join, participate in the ownership, management, operation or control of, or be connected in any manner with, or have any other type of direct or indirect financial or other interest in or business relationship with (as a stockholder, director, officer, employee, agent, consultant or otherwise) any person or entity which is engaged in a "Competitive Activity" (as defined below). In addition, during the Covenant Period, Employee shall not engage, directly or indirectly, as an employee, consultant, agent, independent contractor or otherwise in any Competitive Activity. For purposes of this Section 8(a), the term "Competitive Activity" shall mean (i) network radio programming (whether as a program developer, provider or distributor),
(ii) the advertising representation for network radio businesses, or (iii) any other business which in any manner competes with Company, its successors or assigns, in any other business in which Company is engaged at the date of the termination of Employee's employment by the Company and in which Employee was directly involved as an employee (but not as a director) of the Company. Notwithstanding anything contained in this Section 8, Employee may be an employee, consultant, agent, independent contractor or otherwise act by or on behalf of any person or entity which is engaged in a Competitive Activity so long as Employee is not engaged in, and does not engage in, a Competitive Activity for such person or entity.

          (b) The Employee agrees with the Company for the Covenant Period that Employee (i) will not directly or indirectly hire or solicit for hiring any employee of the Company or its affiliates or (ii) will not directly or indirectly contact, hire or solicit the Company's providers of radio programming or any party which has a production agreement with the Company or its affiliates.

          (c) Employee further agrees that services of Employee are specialized and unique and therefore that the remedy at law for a breach of this Covenant Not To Compete will be inadequate and that Company shall be entitled to specific performance and/or injunctive relief for such a breach, which relief shall be cumulative to other remedies and relief ordinarily available under the circumstances and shall not be construed as an exclusive remedy or relief. Employee agrees to reimburse Company, upon demand, for any damages suffered or incurred by Company as a result of any breach by Employee of this Covenant Not To Compete and for any costs or expenses incurred by Company in successfully enforcing its rights and remedies hereunder, including court costs, witness fees and expenses and attorneys' fees and expenses. The Company, upon demand, shall reimburse Employee for out-of-pocket costs incurred by him in the successful defense of a claim by the Company for breach of this Section 8 (including court costs, witness fees and attorneys' fees and expenses).

          (d) Should any provision of this Covenant Not To Compete be held invalid or unenforceable by a court of competent jurisdiction, such covenant or provision shall be valid and enforceable to the fullest extent permitted under applicable law. Employee agrees that any suit, action or proceeding arising under or relating to this Covenant Not To Compete may be brought in the state or federal courts in the State of Colorado and hereby irrevocably consents and submits to the jurisdiction of the state and federal courts in Denver, Colorado for the purpose of any such suit, action or proceeding. No failure or delay by Company in exercising any of its rights or

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remedies hereunder, and no course of dealing between Employee and Company, shall operate as a waiver of any such right or remedy. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default, nor shall any waiver, amendment or modification of this Covenant Not To Compete be binding upon Company unless in writing executed by Company.

          (e) Employee acknowledges that the Company competes on a nationwide basis and that the geographical scope of the covenants contained herein is reasonable and necessary for the protection of the Company's business.

          (f) Employee acknowledges that he is among the Company's executive and management personnel as defined in C.R.S. 8-2-113(2)(d).

     9.   Indemnification. During the Term and thereafter, the Company shall
          ---------------
indemnify Employee to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against employee as a result of Employee serving as an officer of director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Employee's act of willful misconduct, misappropriation of funds, fraud or breach of this Agreement). This indemnification shall be in addition to, and not in lieu of, any other indemnification Employee shall be entitled to pursuant to the Company's Certificate of Incorporation or By-laws or otherwise. Following Employee's termination of employment, the Company shall continue to cover Employee under the Company's directors and officers insurance, if any, for the period during which Employee may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise on the same terms such coverage was provided during the Term, at the highest level then maintained for any then or former officer or director.

          10.  Notices.  All notices and other communications under this
               -------
Agreement shall be in writing and shall be given in person, by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon receipt by the respective persons named below:


     If to Company:                             Jones International Networks,
                                                Ltd.
                                                9697 E. Mineral Avenue
                                                Englewood, Colorado 80112
                                                Attn:  President
                                                Phone:   (303) 792-3111
                                                Fax:  (303) 799-1644


     If to Employee:                            Gary Schonfeld
                                                15 Deerfield Road
                                                Chappaqua, New York  10514

     With a copy to:                            Fried, Frank, Harris, Shriver
                                                & Jacobson
                                                One New York Plaza
                                                New York, New York 10004
                                                Fax:  (212) 859-8586
                                                Attn:  Paul M. Reinstein, Esq.

Either party may change such party's address for notices by notice duly given pursuant hereto.

          11.  Assignment; Successors.  This Agreement is personal in its
               ----------------------
nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

          12.  Governing Law.  This Agreement shall be governed by and construed
               -------------
under and in accordance with the laws of the State of Colorado, without giving effect to its conflicts of law principles.

          13.  Entire Agreement; Headings.  This Agreement embodies the entire
               --------------------------
agreement of the parties respecting the matters within its scope and may be modified only by a writing executed by each party hereto. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          14.  Waiver; Modification.  Failure to insist upon strict compliance
               --------------------
with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance within any right or power hereunder at any one or more time be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

          15.  Severability.  In the event that a court of competent
               ------------
jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect.

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          16.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement, as of the date first above written.

                                 THE COMPANY:

                                 JONES INTERNATIONAL NETWORKS, LTD.


                                 By: /s/ Gregory J. Liptak
                                      ----------------------------
                                      President


                                 EMPLOYEE:

                                 /s/ Gary Schonfeld
                                 ------------------------------
                                 Gary Schonfeld

                                      -14-
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                                   EXHIBIT A
                                   ---------

A "Change of Control" means the occurrence of any of the following:

          (a) A Change of Control as defined in the Post-Closing Agreement, dated as of July 10, 1998, by and between MAI, Gary Schonfeld/Ron Hartenbaum, the Company and JONES INTERNATIONAL, LTD.

          (b)  The consummation of:

               (i)  A complete liquidation or dissolution of the Company;

               (ii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or the distribution to the Company's shareholders of the stock of a Subsidiary or any other assets).